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                                                                      EXHIBIT 21
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                        SUBSIDIARIES OF THE REGISTRANT

PIMCO Advisors L.P., a Delaware limited partnership
Columbus Circle Investors, a Delaware general partnership
Columbus Circle Investors Management Inc., a Delaware corporation Columbus Circle Trust Company, a Connecticut corporation
Cadence Capital Management, a Delaware general partnership
Cadence Capital Management Inc., a Delaware corporation
NFJ Investment Group, a Delaware general partnership
NFJ Management Inc., a Delaware corporation
Parametric Portfolio Associates, a Delaware general partnership Parametric Management Inc., a Delaware corporation
Pacific Investment Management Company, a Delaware general partnership PIMCO Management Inc., a Delaware corporation
StocksPLUS, L.P., a Delaware limited partnership
StocksPLUS Management Inc., a Delaware corporation
Blairlogie Capital Management, a United Kingdom limited partnership Blairlogie Holding Limited, United Kingdom Liability Company
PIMCO Funds Distributors LLC, a Delaware limited liability company PIMCO Funds Advertising Agency Co., a Delaware corporation
PIMCO Advisors (Ireland) Ltd., an Irish Company
PIMCO Global Advisors (Japan) Limited, a British Virgin Islands Company Oppenheimer Group Inc., a Delaware corporation
Oppenheimer Capital, a Delaware general partnership
Oppenheimer Capital Trust Company, a New York Trust Company
PIMCO Global Advisors (Europe) Limited, a British company
Opcap Advisors, a Delaware general partnership
OCC Distributors, a Delaware general partnership
225 Liberty Street Advisers, L.P., a Delaware limited partnership
Value Advisors LLC, a Delaware limited liability company